UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

TECHNICAL COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TECHNICAL COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held February 7, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), will be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m. local time on Monday, February 7, 2005, to:

1.	Elect one Class II Director to serve on the Board of Directors for a term of three years expiring at the 2008 Annual Meeting of Stockholders;

2.	Amend the Articles of Organization of the Company (as amended and restated to date) to increase the number of authorized shares of Common Stock ($.10 par value) of the Company by 3,500,000 shares from 3,500,000 to 7,000,000 shares;

3.	Amend the Articles of Organization of the Company (as amended and restated to date) to authorize 1,000,000 shares of preferred stock ($.10 par value) with “blank check” authority vested in the Board of Directors with respect to such shares;

4.	Amend the Technical Communications Corporation 2001 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares from 350,000 to 450,000 shares;

5.	Ratify the appointment of Vitale, Caturano & Company, Ltd. as auditors for the Company for the fiscal year ending September 24, 2005; and

6.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented at the Meeting.

Only stockholders of record of the Company at the close of business on December 10, 2004 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.

Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 25, 2004, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

David A. White, Secretary

Concord, Massachusetts

January 7, 2005

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

TECHNICAL COMMUNICATIONS CORPORATION

100 Domino Drive

Concord, MA 01742

PROXY STATEMENT

for the

2005 Annual Meeting of Stockholders

February 7, 2005

Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of Technical Communications Corporation, a Massachusetts corporation (the “Company”), for use at the Company’s 2005 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), to be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m. local time on Monday, February 7, 2005.

It is expected that this Proxy Statement and the accompanying proxy card, and an Annual Report to Stockholders for the fiscal year ended September 25, 2004 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about January 7, 2005.

SHARES OUTSTANDING AND VOTING PROCEDURES

Only record holders of shares of the Company’s Common Stock, par value $0.10 per share, as of the close of business on December 10, 2004 are entitled to notice of and to vote at the Meeting.

As of December 10, 2004, there were 1,355,360 shares of the Company’s Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

If the enclosed proxy card is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented by proxy will be voted in accordance with the instructions marked thereon. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH IN THE PROXY.

Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on December 10, 2004 and entitled to vote is required to constitute a quorum at the Meeting. If a quorum is not present, the stockholders entitled to vote that are present in person or by proxy at the Meeting may adjourn the Meeting without notice other than an announcement at the Meeting of such adjournment until such time as a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions and broker non-votes will count is determining whether a quorum is present at the Meeting and any adjourned Meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal.

The Board of Directors knows of no other matters to be presented for consideration at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any interest, direct or indirect, in any matter to be acted upon at the Meeting other than approval of the proposed amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder, as all officers and directors of the Company are eligible to participate in and receive option grants under such plan and, specifically, 12,638 of the options granted to Mr. Guild and 5,062 of the options granted to Mr. Malone in fiscal year 2004 were granted subject to stockholder approval of the increase, and options to purchase 10,000 shares are expected to be granted to directors of the Company at the annual meeting of the Board of Directors immediately following the Meeting (2,500 of which will be granted to Mr. Guild in his capacity as a director of the Company).

PROPOSAL I. ELECTION OF DIRECTORS

The business corporation statute of Massachusetts requires, unless a company opts out, that the terms of directors of public companies be staggered by dividing the number of directors into three groups, as nearly equal in number as possible, with the number of directors subject to such requirement being fixed by a vote of the board. The Company’s Board of Directors currently consists of four directors following the resignation of David Brown in March 2004. The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The term of the Class I Director expires at the 2007 Meeting; the term of the Class II Director expires at the Meeting; the terms of the Class III Directors expire at the 2006 Annual Meeting of Stockholders.

Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. Vacancies in the Board, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so elected holds office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified.

Nominees for Directors

The Board of Directors, by the unanimous vote of its independent directors, has nominated Robert T. Lessard as the Company’s Class II Director. Mr. Lessard is currently and has been a director of the Company since 1997, and has consented to being named in this Proxy Statement and to serve if elected. If elected, Mr. Lessard will hold office until the 2008 Annual Meeting of Stockholders, and until his successor is duly elected and qualified. The Board of Directors knows of no reason why such nominee should be unable or unwilling to serve, but, if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Thus, abstentions, broker non-votes and votes withheld will not be included in the totals and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEE.

Members of the Board of Directors, Nominees and Executive Officers

The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is as of December 10, 2004.

Name and Address(1)	Year First Became a Director	Age	Positions and Offices with the Company
Mitchell B. Briskin	1998	45	Class I Director

Robert T. Lessard	1997	64	Class II Director

Carl H. Guild, Jr.	1997	60	Class III Director, Chairman of the Board, Chief Executive Officer and President

Thomas E. Peoples	1998	56	Class III Director

Non-Director Officers

Michael P. Malone	—	45	Chief Financial Officer, Treasurer and Asst. Secretary

(1)	The address of Messrs. Briskin, Lessard, Guild, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

Directors and Nominees

Mitchell B. Briskin. Mr. Briskin is a Principal at Stonebridge Associates, an investment bank, where he has worked since 1999. Formerly, Mr. Briskin was a Principal at Concord Investment Partners from 1997 to 1999. From 1996 to 1997, Mr. Briskin attended Harvard Business School. From 1990 to 1995, Mr. Briskin was General Manager at General Chemical Corporation; previously, he was a lawyer with Patterson, Belknap, Webb & Tyler in New York, New York.

Robert T. Lessard. Mr. Lessard was employed in a variety of management positions from 1966 through 1995 at the U.S. National Security Agency, Department of Defense. During his final two years at the NSA, Mr. Lessard was the Group Chief in the Operations Directorate responsible for communications and cryptographic technology. Since his retirement in 1995, he has represented the Director of the NSA on several special projects.

Carl H. Guild, Jr. Mr. Guild has been President and CEO of the Company since 1998 and Chairman since 2001. He was also Vice-chairman from 1998 to 2001 and Chairman of the Board in 1998, and was an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a unit of Raytheon Company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement (as amended) with the Company, which agreement is summarized in part below under “Executive Compensation and Other Information – Employment Agreements.”

Thomas E. Peoples. Mr. Peoples is currently employed as a consultant for The Spectrum Group, a consulting firm. From 1999 to 2001, Mr. Peoples was a Senior Vice President of Gencorp, Inc., a publicly-held manufacturer of automotive, polymer, aerospace, and defense products. From 1992 to 1999, Mr. Peoples was the Vice President for International and Washington Operations of Aerojet, a privately-held aerospace and defense contractor. Prior to 1992, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company.

Non-Director Officers

Michael P. Malone. Mr. Malone, Chief Financial Officer, joined the Company in 1998 as Director of Finance and Treasurer and became Chief Financial Officer in 2000. From 1997 to 1998, he was the Controller at

Vasca, Inc., a privately-held medical device company. Prior to 1997, Mr. Malone was with Zoll Medical Corporation, a publicly-traded medical device company, for five years as its Controller and Treasurer. Mr. Malone and the Company are parties to an Employment Agreement effective February 12, 2001, which agreement is summarized in part below under “Executive Compensation and Other Information – Employment Agreements.”

Meetings of the Board of Directors and Committees

The Board of Directors is currently composed of four members, each of whom, with the exception of Mr. Guild, the Board has determined is an “independent” director as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors held five meetings during the fiscal year ended September 25, 2004. Each director attended 100% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served that were held during fiscal year 2004. The Board of Directors currently has two committees, the Audit Committee and the Compensation, Nominating and Governance Committee, each as described below.

Audit Committee

The Audit Committee of the Board, of which Mr. Briskin is the sole current member, held four meetings during fiscal year 2004. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information of the Company, reviewing the Company’s system of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes, serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system, reviewing and appraising the audit efforts of the Company’s independent accountants, and providing an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee acts pursuant to an Audit Committee Charter (as adopted and amended), a copy of which is posted on the Company’s website at www.tccsecure.com. The Audit Committee’s charter requires that the committee review and update the charter periodically as conditions dictate.

The Board of Directors has determined that Mr. Briskin satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission. Mr. Briskin is also “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards.

Compensation, Nominating and Governance Committee

In May 2004, the Board of Directors determined to reconstitute its Compensation Committee as the Company’s Compensation, Nominating and Governance Committee (the “Governance Committee”) and appointed Messrs. Briskin, Lessard and Peoples to such committee. As noted above, the Board has determined that each of these individuals satisfy applicable independence requirements. Prior to being replaced with the Governance Committee, the Compensation Committee was comprised of Messrs. Lessard and Peoples, who met once during fiscal year 2004. The Governance Committee did not hold any meetings during the 2004 fiscal year.

The primary function of the Governance Committee is to assist the Board of Directors in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters. The Governance Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.

The Governance Committee acts pursuant to the Compensation, Nominating and Governance Committee Charter, a copy of which is posted on the Company’s website at www.tccsecure.com. The Governance

Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. The Governance Committee must also annually evaluate its own performance.

In August 2004, the Board approved policies and procedures for the Governance Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at www.tccsecure.com and are summarized below.

Nomination Policies and Procedures

The Governance Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the committee will nominate or recommend for nomination the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports, of a proposed nominee. Submissions may be by mail, courier or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders.

The notice must set forth as to each proposed nominee:

•	the name, age, business address and, if known, residence address,

•	his or her principal occupation or employment and business experience,

•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and

•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

The notice must also set forth with respect to the stockholder giving the notice the name and address, as they appear on the Company’s books, of such stockholder, the number of shares of the Company that are owned beneficially or of record by such stockholder and the time period such shares have been held.

Submissions received through this process will be forwarded to the Governance Committee for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered.

When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and accomplishment such that the Company’s Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical,

•	possess superior business-related knowledge, skills and experience,

•	reflect the highest integrity, ethics and character, and value such qualities in others,

•	have excelled in both academic and professional settings,

•	demonstrate achievement in his or her chosen field,

•	be free of actual or potential conflicts of interest,

•	be familiar with regulatory and governance matters,

•	have the ability to devote sufficient time to the business and affairs of the Company, and

•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders, including a candidate’s independence, financial sophistication and special competencies.

The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

The Governance Committee does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

Stockholder Communications and Director Attendance

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Technical Communications Corporation, 100 Domino Drive, Concord, MA 01742, Attention: Chief Financial Officer. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporation has the authority to discard the communication or take appropriate legal action regarding the communication.

Recognizing that director attendance at the Corporation’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All of the directors other than Mr. Brown attended the 2004 Annual Meeting of Stockholders.

The Company’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at www.tccsecure.com.

Compensation of Directors

Historically, each director received an annual grant of 1,000 immediately exercisable stock options priced at 85% of the closing market price of the stock on the date of grant. They also received an annual grant of 500 shares of Common Stock. Beginning with the Annual Meeting in February 2002, the directors voted to accept options to purchase 500 shares of Company stock at $0.01 per share in lieu of the stock grant.

In connection with the 2004 Annual Meeting of the Board of Directors held on February 9, 2004, each director received immediately exercisable stock options to purchase 1,000 shares of the Company’s Common Stock with a term of five years from the date of grant, at an exercise price of $3.02 per share. In addition, each director received immediately exercisable stock options to purchase 500 shares of Common Stock, with a term of five years from the date of grant, at an exercise price of $0.01 per share.

Effective for the annual period beginning February 10, 2004, directors will receive options to purchase 2,500 shares of Common Stock at an exercise price of 85% of the closing price of the Common Stock on the date of grant, such grants to replace the historical annual grants of options to purchase 1,000 shares and an award of 500 shares (such award currently being fulfilled by the grant of options to purchase 500 shares at $.01 per share as noted above). The Board expects such options to be granted for the first time at the 2005 annual meeting of the Board immediately following the Meeting. Stock options granted to directors are considered non-qualified and vest immediately. Each grant will expire ten years after the date of grant.

At that same meeting it was determined that, effective April 1, 2004, directors would be paid $1,200 for each Board meeting attended, members of the Audit Committee would be paid $1,000 for each Audit Committee meeting attended, and that the Audit Committee Chairman would receive a quarterly stipend of $400 in addition to what he would receive as a director of the Company generally. In addition, the Board of Directors approved a one-time option grant of 5,000 shares to each new director who is elected and serves on the Audit Committee and is a qualified audit committee financial expert. Finally, upon approval of the Governance Committee’s charter, the Board determined that the fee of $500 for each meeting of the former Compensation Committee would apply to the reconstituted Governance Committee. Prior to April 1, 2004, directors had been entitled to receive $1,200 for each meeting of the Board attended, although at the November 2002 meeting of the Board, the directors voluntarily elected to reduce their regular meeting fee by 30%; in addition, directors received an annual stipend of $2,800, payable quarterly, and a fee of $500 for each committee meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports and any amendments thereto furnished to the Company during and with respect to fiscal year 2004, or written representations from certain reporting persons that they were not required to file, the Company believes that during fiscal year 2004, its executive officers, directors, and greater-than-ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

Certain Relationships and Related Transactions

David A. White, the Company’s Secretary, is a member of a law firm that provides legal services to the Company. Fees paid to Mr. White’s law firm were approximately $62,000 for fiscal year 2004 and significantly less than $60,000 for fiscal year 2003. No director, nominee or executive officer is related to any other director, nominee or executive officer by blood or marriage.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of its employees, officers and directors. A copy of this code can be found on the Company’s website at www.tccsecure.com.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 25, 2004.

The Audit Committee has reviewed and discussed the fiscal year 2004 audited financial statements with management of the Company. The Audit Committee has discussed with the Company’s independent auditors, Vitale, Caturano & Company, Ltd., the matters required to be discussed by Statement on Accounting Standards No. 61 (as may be modified or supplemented); reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (as may be modified or supplemented); and discussed with the independent auditors their independence and any relationships that may impact their objectivity and independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 25, 2004 be included in the Company’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission. Mr. Briskin is the current sole member of the Audit Committee, and is independent as defined in Rule 4200(a)(15) of the listing standards of the NASD.

Audit Committee

Mitchell B. Briskin

Executive Compensation and Other Information

The following table sets forth certain summary information concerning compensation awarded to, earned or accrued during the past three fiscal years by the Chief Executive Officer and the other executive officer of the Company whose annual compensation during fiscal year 2004 exceeded $100,000 (hereafter referred to as the “named executive officers”):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
		Salary			Bonus(1)	Awards	Payouts
Name and Principal Position	Fiscal Year					Shares Underlying Options Granted (#)	All Other Compensation
Carl H. Guild, Jr. Chairman, CEO & President	2004 2003 2002	$ $ $	209,879 139,970 195,072	(3)	$50,000 — —	101,500 61,500 39,000	$ $ $	3,658 2,681 3,120	(2) (2) (2)

Michael P. Malone Chief Financial Officer	2004 2003 2002	$ $ $	128,052 87,506 122,123	(3)	$28,000 — —	40,000 30,000 22,500	$ $ $	2,546 1,893 1,336	(4) (4) (4)

(1)	Amounts in this column represent performance awards received by the named executive officers for the 2004 fiscal year and, in the case of Mr. Malone, a $3,000 bonus awarded in December 2003.
(2)	Represents the Company’s 25% match on the first 6% of Mr. Guild’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $581, $581 and $504 for 2004, 2003 and 2002, respectively. Amounts in this column for fiscal year 2004 do not include amounts received upon the exercise of stock options granted to Mr. Guild on February 9, 2004 to purchase 500 shares of Common Stock at $.01 per share, which amounts are reflected in the “Aggregate Option Exercises for Fiscal Year 2004 and Fiscal-Year End Option Values” table below.
(3)	The annual salary amounts for each of the named executive officers represents a voluntary 30% reduction from the officers’ salaries as determined by the Board in accordance with their respective employment agreements.

(4)	Represents the Company’s 25% match on the first 6% of Mr. Malone’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $581, $581 and $504 for 2004, 2003 and 2002, respectively.

Employment Agreements

Carl H. Guild, Jr.

The Company entered into an employment agreement with Carl H. Guild, Jr., its President and Chief Executive Officer, effective as of November 19, 1998 and amended November 8, 2001. The original term of the agreement expired September 30, 2000; the agreement renews automatically thereafter for successive periods of one year unless earlier terminated or not renewed. Mr. Guild’s agreement contains provisions specifying his annual compensation, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an assessment of exceptional performance. Mr. Guild’s current base salary is $246,000 and he received a performance award for fiscal year 2004 in the amount of $50,000.

The Company has the right to terminate Mr. Guild’s employment upon written notice (a) immediately at any time for cause or (b) at any time without cause or upon Mr. Guild’s inability for a continuous period of at least 180 days in the aggregate during any 360-day period to perform his duties due to a physical or mental disability incapable of reasonable accommodation under applicable law.

Mr. Guild is not entitled to any severance pay upon termination of his employment for “cause,” defined as his failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; or breach of any term of the agreement.

Upon termination of employment without cause by the Company or upon Mr. Guild’s death or disability, he is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or the balance of the term of the agreement, less applicable taxes and other required withholdings and amounts owed to the Company, and including all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. If the Company determines not to renew Mr. Guild’s employment agreement, he is entitled to an amount equal to six months’ base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company, and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months.

Mr. Guild may terminate his employment agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to severance pay – defined as his base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company – equal to six months if the termination date is on the renewal date of the agreement or the lesser of six months or the balance of the term of the agreement if the termination date is before such renewal date.

In the event of a change in control of the Company where Mr. Guild resigns or is terminated without cause by the Company within 24 months after such an event, any unvested option shares held shall automatically vest and become immediately exercisable. In addition, Mr. Guild would be entitled to receive severance pay in an amount, payable in a lump sum within 30 days after the effective date of such resignation or termination, equal to 24 months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code.

“Change in control” is defined as the occurrence of any one of the following: (a) any person or entity, including a “group” as defined in Section 13(d) of the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becoming the beneficial owner of the Company’s securities having 51% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (c) the approval of the stockholders of the Company of a plan of liquidation.

Michael P. Malone

The Company entered into an employment agreement with Michael P. Malone, its Chief Financial Officer, effective as of February 12, 2001. The original term of the agreement was 12 months, and the agreement renews automatically for successive periods of one year unless earlier terminated or not renewed. Mr. Malone’s agreement contains provisions specifying his annual base salary, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an exceptional performance assessment. Mr. Malone’s current base salary is $134,000 and he received a performance award for fiscal year 2004 in the amount of $25,000 and a bonus of $3,000 in December 2003.

The Company has the right, upon written notice, to terminate Mr. Malone’s employment (a) immediately at any time for cause or (b) at any time without cause. Mr. Malone is not entitled to any severance pay upon termination of his employment for “cause,” defined as his failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; inability for a continuous period of at least 180 days in the aggregate during any 360-day period to perform his duties due to a physical or mental disability incapable of reasonable accommodation under applicable law; or breach of any term of the agreement.

Upon termination of employment without cause by the Company, Mr. Malone is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or his base salary for the balance of the term of the agreement. If the Company determines not to renew Mr. Malone’s employment agreement, he is guaranteed, at the Company’s option, at will employment for six months or severance pay at an amount equal to six months’ base salary at the then-current level. In either case, such amounts shall be less applicable taxes and other required withholdings and amounts owed to the Company, plus all accrued but unpaid expenses and vacation time.

Mr. Malone may terminate his employment under the agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to be paid the portion of his base salary earned and accrued through the termination date, less applicable taxes and other required withholdings and amounts owed to the Company, plus all accrued but unpaid expenses and vacation time.

In the event of a change in control of the Company where Mr. Malone resigns or is terminated without cause by the Company within six months after such an event, any unvested option shares held shall automatically vest and become immediately exercisable. In addition, Mr. Malone would be entitled to receive severance pay in an amount, payable in a lump sum within 30 days after the effective date of such resignation or termination, equal to six months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable to Mr. Malone will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code. “Change in control” in Mr. Malone’s employment agreement has the same definition as that found in Mr. Guild’s agreement, provided above.

Stock Options

Set forth below is a stock option grant table concerning individual grants of stock options made during fiscal year 2004 to each of the named executive officers.

Options Grants in Fiscal Year 2004

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in FY 2004(1)	Exercise or Base Price ($/sh)	Market Price at Date of Grant	Expiration Date
Carl H. Guild, Jr.	1,000	(2)	.65%	$3.02	$3.55	2/9/2009
	500	(2)	.33%	$0.01	$3.55	2/9/2009
	100,000	(3)	65.06%	$3.55	$3.55	2/9/2014
Michael P. Malone	40,000	(4)	26.02%	$3.55	$3.55	2/9/2014

(1)	Options to purchase a total of 153,700 shares of the Company’s Common Stock were granted to employees of the Company during the 2004 fiscal year, which amount includes options to purchase 1,500 shares granted to Mr. Guild in his capacity as a director of the Company.
(2)	Options to purchase Common Stock, all of which were granted to Mr. Guild under the Technical Communications Corporation 2001 Stock Option Plan (the “Plan”) on February 9, 2004, which options are exercisable immediately.
(3)	Options to purchase Common Stock, all of which were granted to Mr. Guild under the Plan on February 9, 2004, which options are exercisable as follows: 33 1/3% immediately and the remainder at 33 1/3% per year on the next two anniversaries of the date of grant.
(4)	Options to purchase Common Stock, all of which were granted to Mr. Malone under the Plan on February 9, 2004, which options are exercisable as follows: 33 1/3% immediately and the remainder at 33 1/3% per year on the next two anniversaries of the date of grant.

Set forth below is a table concerning each exercise of stock options during fiscal year 2004 by each of the named executive officers, and the fiscal year end value of unexercised options.

Aggregated Option Exercises for Fiscal Year 2004 and Fiscal-Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End				Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable		Unexercisable		Exercisable	Unexercisable
Carl H. Guild, Jr.	500	$1,770	310,833	(2)	86,667	(3)	$369,878	$111,867
Michael P. Malone	—	—	70,833	(4)	36,667	(5)	$173,358	$51,267

(1)	Value is based on the difference between the option exercise price and the fair market value on September 25, 2004 ($4.25 per share), multiplied by the number of shares underlying the in-the-money portion of the option. In-the-money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option.
(2)

This represents exercisable options under the Technical Communications Corporation 1991 Stock Option Plan (the “1991 Plan”) to buy: 20,000 shares, granted on May 1, 1997, at the following exercise dates and prices: (i) 4,000 shares on May 1, 1998 at an exercise price of $8.875 per share, (ii) 4,000 shares on May 1, 1999 at an exercise price of $9.76 per share, (iii) 4,000 shares on May 1, 2000 at an exercise price of $10.74 per share, (iv) 4,000 shares on May 1, 2001 at an exercise price of $11.81 per share, and (v) 4,000 shares on May 1, 2002 at an exercise price of $12.99 per share; and options to buy 50,000 shares, granted on February 16, 1998, at the following exercise dates and prices: (i) 20,000 shares on February 16, 1998 at an exercise price of $5.00 per share, (ii) 10,000 shares on February 16, 1999 at an exercise price of $5.50 per share, (iii) 10,000 shares on February 16, 2000 at an exercise price of $6.05, and (iv) 10,000 shares on February 16, 2001 at an exercise price of $6.66 per share.

Additional grants under the 1991 Plan include options to buy: 100,000 shares, granted on November 18, 1998, at an exercise price of $4.00 per share; 1,000 shares, granted on February 7, 2000, at an exercise price of $5.10 per share; 1,000 shares, granted on February 12, 2001, at an exercise price of $1.97 per share; and 25,000 shares, granted on November 13, 2000, at an exercise price of $2.03 per share.

Also represents exercisable options under the Plan to buy: 37,500 shares, granted on November 8, 2001, at an exercise price of $0.90 per share; 1,000 shares, granted on February 11, 2002, at an exercise price of $1.182 per share; 1,000 shares, granted on February 10, 2003, at an exercise price of $0.81 per share; 40,000 shares, granted on May 12, 2003, at an exercise price of $0.99 per share; 1,000 shares, granted on February 9, 2004, at an exercise price of $3.02 per share; and 33,333 shares, granted on February 9, 2004, at an exercise price of $3.55 per share.

(3)	This represents unexercisable options under the Plan to buy: 20,000 shares, granted on May 12, 2003, at $0.99 per share exercisable on May 12, 2005; 33,333 shares, granted on February 9, 2004, at $3.55 per share exercisable on February 9, 2005; and 33,334 shares, granted on February 9, 2004, at $3.55 per share exercisable on February 9, 2006.
(4)	This represents exercisable options under the 1991 Plan to buy: 5,000 shares, granted on November 30, 1998 at an exercise price of $4.00 per share; and 10,000 shares, granted on November 13, 2000, at an exercise price of $2.03 per share.

Also represents exercisable options under the Plan to buy: 22,500 shares, granted on November 8, 2001, at an exercise price of $0.90 per share; 20,000 shares, granted on May 12, 2003, at an exercise price of $0.99 per share; and 13,333 shares, granted on February 9, 2004, at an exercise price of $3.55 per share.

(5)	This represents unexercisable options under the 2001 Plan to buy: 10,000 shares, granted on May 12, 2003, at $0.99 per share exercisable on May 12, 2005; 13,333 shares, granted on February 9, 2004, at $3.55 per share exercisable on February 9, 2005; and 13,334 shares, granted on February 9, 2004, at $3.55 per share exercisable on February 9, 2006.

PROPOSAL II. AMENDMENT TO ARTICLES OF ORGANIZATION TO

INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On November 4, 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Articles of Organization (as amended and restated to date, the “Articles”) providing for an increase in the number of authorized shares of Common Stock from 3,500,000 to 7,000,000 shares (the “Common Stock Amendment”). On December 10, 2004, the Company had a total of 1,355,360 shares of Common Stock outstanding, 609,043 shares of Common Stock reserved for issuance upon exercise of stock options outstanding under its option plans, 1,600,000 shares of Common Stock reserved for issuance upon the exercise of rights granted in connection with the adoption of the Company’s Stockholder Rights Plan, and 44,268 shares of Common Stock available for purchase by employees under its Purchase Plan (as defined below).

If the Common Stock Amendment is approved by stockholders, it will become effective upon filing Articles of Amendment to the Articles with the Massachusetts Secretary of the Commonwealth. Specifically, the Articles of Amendment would amend Article III of the Company’s Articles to indicate that 7,000,000 shares of Common Stock, par value $.10 per share, were authorized for issuance by the Company.

Upon approval, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation financings, acquisitions, strategic business partnerships and joint ventures, stock splits and stock dividends, and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action except as may be required by law, Securities and Exchange Commission rules or the listing requirements of the NASD (if applicable). Shares of the Common Stock, including the shares proposed for authorization, do not have pre-emptive or similar rights; this means that current stockholders do not have the right to purchase any new shares in order to maintain their proportionate ownership in the Company. Holders of shares of Common Stock are not entitled to dividends except as and when declared by the Board; the Company has not paid cash dividends on its Common Stock in the past. The Company has no plans to pay such dividends in the foreseeable future, and is prohibited from declaring such dividends by its current line of credit bank documents.

While the increase would not have any immediate effect on existing stockholders, the future issuance of additional shares of Common Stock (other than in connection with stock splits and stock dividends), while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company’s current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with the Company’s existing equity compensation plans, the Company has no present intention or plans to issue any shares of Common Stock.

As noted in the discussion of Proposal I set forth in this Proxy Statement, the Company’s Board of Directors is divided into three classes with the terms of the directors in each class expiring over a three-year period. A staggered board may have the effect of making it more difficult for a third party to acquire control of the Company by limiting the number of directors the third party can replace at a meeting of stockholders. The Company also amended its By-laws in 1998 to increase the percentage in interest of voting stock required to call a special meeting of stockholders from 10% to 40%, thereby making it more difficult for a third party-acquirer to call a meeting to vote on corporate matters.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposed Common Stock Amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed Common Stock Amendment. Votes “withheld” or abstaining from voting, as well as broker non-votes, will have the same effect as a negative vote or vote “against” the Common Stock Amendment. If you do not attend the Meeting in person or return a properly completed and signed proxy card, you will effectively be voting against the Common Stock Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE COMMON STOCK AMENDMENT AS DESCRIBED ABOVE.

PROPOSAL III. AMENDMENT TO ARTICLES OF ORGANIZATION TO

AUTHORIZE BLANK CHECK PREFERRED STOCK

On November 4, 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Articles authorizing 1,000,000 shares of preferred stock with “blank check” authority vested in the Board of Directors with respect to such shares (the “Preferred Stock Amendment”). The Company currently is not authorized to issue any shares of preferred stock under the Articles.

Under the Preferred Stock Amendment, the Board would have the power to issue the preferred stock, par value $.10 per share (the “Preferred Stock”), in one or more classes or series at such time or times, in such numbers, and for such consideration as the Board of Directors may determine. Each series would be designated so as to distinguish the shares thereof from the shares of all other series and classes.

The Board of Directors would be expressly authorized, subject to the limitations prescribed by law (including applicable SEC and NASD rules and regulations) and the other provisions of the Articles, to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, specifying the number of shares to be included therein, the distinguishing designation thereof, and the preferences, limitations and relative rights applicable thereto, as determined by the Board of Directors and set forth in an amendment to the Articles pertaining to each class or series so designated and filed in accordance with Massachusetts law. The authority of the Board of Directors with respect to each such class or series would include, without limitation, the right to determine (i) the redemption price or prices and timing; (ii) dividend rates (which may be cumulative or non-cumulative), conditions, and timing, as well as preferences in relation to the dividends payable on any other class or series; (iii) rights upon the dissolution, or upon any distribution of the assets, of the Company; (iv) conversion or exchange rights, including the price or prices and rates of conversion or exchange and adjustments, if any; (v) limitations on the issuance of additional shares of such class or series, or shares of any other class or series of Preferred Stock or Common Stock; (vi) voting rights; and (vii) such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of the Articles.

The Board of Directors believes the ability to issue Preferred Stock and determine the rights, preferences and limitations thereof without the need for further stockholder action is essential to the Company’s ability to raise capital if and when necessary and pursue corporate opportunities, including acquisitions and joint ventures. Such blank check authorization provides the Board flexibility in connection with possible investment activity and other corporate purposes. Holders of Common Stock, however, would likely be junior to the holders of the Preferred Stock in the event of a liquidation, dissolution or winding up of the Company and distribution of the Company’s assets and/or the payment of dividends. The Company has no present intention or plans to issue any shares of Preferred Stock other than the proposed replacement of the rights granted under the Company’s Stockholder Rights Plan, pursuant to which the Company granted rights to purchase shares of Common Stock upon the occurrence of certain triggering events as set forth in the plan. If this Proposal III is adopted, the Company intends to amend its Stockholder Rights Plan to provide for the issuance of rights to purchase shares of Preferred Stock rather than Common Stock.

As discussed elsewhere in this Proxy Statement, the composition of the Company’s Board of Directors and certain By-law provisions may have the effect of making it more difficult for a third party to acquire control of the Company. See the discussion under Proposals I and II above.

If the Preferred Stock Amendment is approved by stockholders, it will become effective upon filing Articles of Amendment to the Articles with the Massachusetts Secretary of the Commonwealth. Specifically, the Articles of Amendment would (1) amend Article III of the Company’s Articles to indicate that 1,000,000 shares of Preferred Stock were authorized for issuance by the Company, and (2) amend Article VI of the Articles to add a provision expressly granting the Board “blank check” powers with respect to such shares, substantially as follows:

“Authority of directors to create new classes and series of shares. The Board of Directors, acting without the shareholders, may create one or more new classes or series of shares of Preferred Stock, specifying the number of shares to be included therein, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto, provided that the Board of Directors may not approve an aggregate number of authorized shares of all classes and series which exceeds the total number of authorized shares specified in the Articles of Organization approved by the shareholders.”

The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposed Preferred Stock Amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the Preferred Stock Amendment. Votes “withheld” or abstaining from voting, as well as broker non-votes, will have the same effect as a negative vote or vote “against” the Preferred Stock Amendment. If you do not attend the Meeting in person or return a properly completed and signed proxy card, you will effectively be voting against the Preferred Stock Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE PREFERRED STOCK AMENDMENT AS DESCRIBED ABOVE.

PROPOSAL IV. AMENDMENT OF STOCK OPTION PLAN TO INCREASE NUMBER

OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

On February 9, 2004, the Board of Directors approved an amendment to the Technical Communications Corporation 2001 Stock Option Plan (the “Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder from 350,000 to 450,000 shares. Specifically, the amendment replaces the number “350,000” in Section 3 of the Plan with the number “450,000.” This amendment is subject to stockholder approval at the Meeting.

Set forth below is a summary of certain provisions of the Plan and a general description of the U.S. Federal income tax treatment applicable to the receipt of stock options under the Plan. The text of the Plan, as amended, is set forth in an Appendix to this Proxy Statement. The following is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the Plan, as amended. This summary is subject to and qualified in its entirety by reference to the Appendix.

Summary

General; Purpose. On August 2, 2001, the Board of Directors adopted the Plan, which provides for the granting to employees, officers, directors and consultants of the Company non-qualified and incentive stock options to purchase shares of the Company’s Common Stock. The stated purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company, and to promote the success of the Company’s business.

If an option expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased shares become available for future grant under the Plan. At the same time, shares issued under the Plan and later repurchased by the Company are not available for future grant or sale under the Plan.

Administration. The Plan is administered by the Board of Directors which may, from time to time, delegate any of its functions under the Plan to one or more committees. Subject to the terms of the Plan, the Board (or such committee(s)) has the authority to determine the individuals to whom, and the time or times at which, options are awarded, the size of each grant, the fair market value of the Common Stock, the exercise price per share, and the other terms and conditions of each grant (which need not be identical across recipients). The Board also has the power to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and accelerate or defer (with the consent of the recipient) the exercise date of any option, consistent with the provisions of the Plan. All decisions, determinations and interpretations of the Board are final and binding.

Eligible Participants. Subject to certain limitations, awards of non-qualified stock options (“NQSOs”) under the Plan may be granted to any employee, officer, director, or consultant of the Company and its parents and subsidiaries. Only employees of the Company and its parents and subsidiaries may be granted incentive stock options (“ISOs”) under the Plan. As of December 10, 2004, the Company had approximately 25 employees, two of whom are also officers and/or directors. As of December 10, 2004, there were three members of the Board of Directors who were not employees of the Company.

Option Duration. The term of each ISO shall be 10 years from the date of grant or such shorter term as the Board determines, provided that in the case of an ISO that is awarded to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the ISO must be five years or such shorter period as the Board determines. The term of each NQSO is as determined by the Board. The term of any option granted under the Plan, and all other materials terms and conditions of such option, will be evidenced by an option agreement between the Company and the recipient.

Option Price. The option price for any NQSO granted under the Plan may be equal to, greater than or less than 100% of the fair market value of the stock as of the date of grant. The option price for any ISO granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that if such ISO is granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries, the option price may not be less than 110% of the fair market value on the date of grant.

Fair Market Value. The fair market value shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the NASDAQ National Market System) of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by NASDAQ) or, in event the Common Stock is listed on a stock exchange, the closing price on such exchange on the date of grant, as reported in The Wall Street Journal.

Exercise of Option and Payment for Stock. Stock options are exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board of Directors at or after grant. The consideration to be paid for shares to be issued upon exercise of an option shall be as determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares being purchased, or any combination of such methods of payment.

Effect of Termination of Employment, Disability or Death. With respect to ISOs, in the event of termination of a recipient’s “continuous status as an employee, consultant or director” (as defined below), such recipient may, but only within 30 days (or such other period of time not exceeding three months as determined by the Board) after such event of termination and in no event later than the date of expiration of the term of such ISO, exercise his or her ISO to the extent that he or she was entitled to exercise it at the date of such termination. “Continuous status as an employee, consultant or director” is defined as the absence of any interruption or termination of service as an employee, consultant or director, and is not considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, so long as such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

Notwithstanding the above, with respect to ISOs, in the event of termination of a recipient’s continuous status as an employee, consultant or director as a result of such recipient’s total and permanent disability (as defined in the Code), the recipient may, but only within six months (or such other period of time not exceeding 12 months as is determined by the Board) from the date of termination (but in no event later than the date of expiration of the term of such ISO), exercise the ISO to the extent the recipient was entitled to exercise it at the date of such termination.

Finally, notwithstanding the above, in the case of ISOs, in the event of the death of a recipient: (a) who at the time of death was an employee, consultant or director of the Company and who was in continuous status as an employee, consultant or director since the date of grant of the ISO, the ISO may be exercised at any time within six months following the date of death (but in no event later than the date of expiration of the term of such ISO), by the recipient’s estate or by a person who acquired the right to exercise the ISO, but only to the extent of the right to exercise that would have accrued had the recipient continued living and remained in continuous status as an employee, consultant or director six months after the date of death; or (b) which occurs within 30 days (or such other period of time not exceeding three months as is determined by the Board) after the termination of continuous status as an employee, consultant or director, the ISO may be exercised at any time within six months following the date of death (but in no event later than the date of expiration of the term of such ISO) by the recipient’s estate or by a person who acquired the right to exercise the ISO, but only to the extent of the right to exercise that had accrued at the date of termination.

In all cases, to the extent that the recipient was not entitled to exercise the ISO at the date of such termination or death, or if the recipient does not exercise such ISO that the recipient was entitled to exercise within the time specified, the ISO shall terminate.

Non-Transferability of Options. Stock options issued under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised, during the recipient’s lifetime, only by the recipient.

Plan Amendments. The Board may amend or terminate the Plan from time to time in such respects as the Board deems advisable, subject to stockholder approval requirements of the NASD (if applicable), and provided that the Plan specifically provides that amendments relating to an increase in the number of shares subject to the Plan, the designation of the class of persons eligible to be granted options under the Plan, and material increases in the benefit accruing to participants under the Plan require stockholder approval.

Federal Income Tax Consequences to the Recipient. In general, taxable income is recognized with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO (“ISO Stock”) and not in connection with its grant or exercise. However, the exercise of an ISO may subject the recipient to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the recipient has owned the ISO Stock at the time it is sold. If the recipient sells ISO Stock after having owned it for the greater of (a) two years from the date the option was granted, and (b) one year from the date the option was exercised, then the recipient will recognize long term capital gain in an amount equal to the excess of the amount realized by the recipient on the sale price of the ISO Stock over the exercise price. If the recipient sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the recipient will be ordinary compensation income and the remaining gain, if any, will be a capital gain. Any capital gain realized by the recipient from the sale of ISO Stock will be a long-term capital gain if the recipient has held the ISO Stock for more than one year prior to the date of sale. If a recipient sells ISO stock for less than the exercise price, then the recipient will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the recipient has held the ISO Stock for more than one year to the date of sale.

As with ISOs, the grant of NQSOs does not result in the recognition of taxable income to the recipient. However, the exercise of an NQSO results in the recognition of ordinary income to the recipient in the amount by which the fair market value of the Common Stock acquired through the exercise of the NQSO (“NQSO Stock”) on the exercise date exceeds the exercise price. Because of this tax consequence, NQSOs are typically exercised simultaneously with the sale of the NQSO Stock. If the NQSO stock is not sold upon exercise, the recipient acquires a tax basis in the NQSO Stock equal to the effective fair market value of the stock on the day of exercise (i.e., the exercise price plus any income recognized upon the exercise of the option). The sale of NQSO Stock generally will result in the recognition of capital gain or loss in an amount equal to the excess of the sale price of the NQSO Stock over the recipient’s tax basis in the NQSO Stock. This capital gain or loss will be a long-term gain or loss if the recipient has held the NQSO Stock for more than one year prior to the date of the sale and any such capital gain may be eligible for the lower capital gains rate if held for more than a year.

Federal Income Tax Consequences to the Company. The grant and exercise of ISOs and NQSOs generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a recipient, including income that results from the exercise of a NQSO or a Disqualifying Disposition of an ISO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company has a statutory obligation to withhold appropriate income taxes from the ordinary income that is realized from the exercise of NQSOs by employees.

The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to options granted under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the event of a recipient’s death or the income tax laws of the municipality, state or foreign country under which the recipient’s income may be taxable.

New Plan Benefits

Other than (a) options to purchase an aggregate 17,700 shares granted during fiscal year 2004 subject to approval of the Plan amendment discussed herein, 12,638 of which were granted to Carl Guild, the Company’s President, Chief Executive Officer and Chairman, and, 5,062 of which were granted to Michael Malone, the Company’s Chief Financial Officer, and (b) options to purchase 10,000 shares that the Company expects to grant its directors at the annual meeting of the Board of Directors immediately following the Meeting (2,500 of which are allocable to Mr. Guild in his capacity as a director of the Company), future option grants (if any) made to eligible participants in the Plan are subject to the discretion of the Governance Committee and, therefore, are not determinable at this time. Each grant of an ISO will be made at fair market value on the date of grant; the Company expects that each award other than for ISOs will be made with an exercise price at or near the market value of the Company’s Common Stock on the day of grant. The value of each such award depends on the market value of the Company’s Common Stock on the day of exercise and therefore cannot be determined or estimated at this time. The market value of the Company’s Common Stock on December 10, 2004 was $5.55 per share. For further discussion of the options granted to Mr. Guild and to be granted to directors as mentioned above, see “Executive Compensation and Other Information – Stock Options” and “Compensation of Directors,” respectively, herein.

Equity Compensation Plan Information

In addition to the Plan and options still outstanding under the 1991 Plan, the Company also administers the Technical Communications Corporation 1995 Employees’ Stock Purchase Plan (the “Purchase Plan”), which is available to all employees who have at least one year of continuous employment with the Company, work more than 20 hours per week or more than five months per year, and whose ownership will not exceed 5% as a result of participation in the Purchase Plan. The Purchase Plan allows employees to purchase, pursuant to the grant of options, shares of Common Stock at a discounted price through payroll withholdings. The purchase price per share is the lesser of 85% of the market value of the Common Stock on the date of grant or 85% of the market value of the Common Stock on the exercise date. For executive officers, the purchase price is 85% of the average of the market value of the Company’s Common Stock as of the date of grant and the exercise price. Market value is defined as, of a particular date, the last sale price of our Common Stock if quoted on an exchange or, if not so quoted, the average of the bid and asked prices last quoted by NASDAQ in the over-the-counter market. The Purchase Plan has 100,000 shares authorized for distribution, of which 44,268 shares were still available for issuance as of September 25, 2004. The Purchase Plan is administered by the Board of Directors and expires on September 30, 2005; the Purchase Plan was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on February 12, 1996.

The following table presents information about the Plan and the 1991 Plan (which plan has expired but under which there are still options outstanding) as of fiscal year-end September 25, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	609,043	(1)	$3.27	0	(2)

Equity compensation plans not approved by stockholders	0		—	0

Total	609,043		$3.27	0

(1)	Of the 609,043 options outstanding as of September 25, 2004, 436,619 were exercisable as of such date at an average exercise price of $3.55 per share.
(2)	Amount does not include the number of shares of Common Stock available for purchase under the Purchase Plan, which was 44,268 as of the end of the fiscal year. There were no shares available for new options grants under either the Plan or the 1991 Plan as of the end of the fiscal year.

Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting. Votes “withheld” or abstaining from voting, as well as broker non-votes, will have the same effect as a negative vote or vote “against” the Plan amendment. If you do not attend the Meeting in person or return a properly completed and signed proxy card, you will effectively be voting against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.

PROPOSAL V. RATIFICATION OF SELECTION OF AUDITORS

On July 16, 2003, Grant Thornton LLP resigned as the independent public accountants of the Company. The report of Grant Thornton LLP on the Company’s financial statements for the 2002 fiscal year contained an opinion qualified as to the Company’s ability to continue as a going concern. In connection with that audit and through July 16, 2003, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused them to make reference thereto in their report on the financial statements for such year. During the 2002 fiscal year and through July 16, 2003, there were no reportable events (as defined in Regulation S-B Item 304(a)).

The Company retained Vitale, Caturano & Company, Ltd. as its independent public accountants, effective July 17, 2003. The Company did not consult with Vitale, Caturano & Company prior to engaging them regarding matters that were or should have been subject to Statement on Auditing Standards No. 50 or any subject matter of a disagreement or reportable event with the Company’s former accountant. The Audit Committee of the Company’s Board of Directors approved the engagement of Vitale, Caturano & Company, Ltd.

The Audit Committee has selected the firm of Vitale, Caturano & Company, Ltd., independent certified public accountants, to serve as auditors for the fiscal year ending September 24, 2005.

It is expected that a member of the firm of Vitale, Caturano & Company, Ltd. will be present at the Meeting and will be available to respond to appropriate questions.

Fees

Audit Fees. The aggregate fees billed by Vitale, Caturano & Company for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2004 and 2003, and the reviews of the financial statements included within the Company’s Forms 10-QSB during fiscal years 2004 and 2003, were approximately $16,500 (of total audit fees for 2004 of $38,500, the remainder of which will be billed in fiscal year 2005) and $30,517 (which amount includes $517 for reimbursed expenses), respectively. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2003, and the reviews of the financial statements included within the Company’s Forms 10-QSB during fiscal year 2003, were approximately $2,723, which fees related to the assistance provided by Grant Thornton to the successor accountant following Grant Thornton’s resignation and the issuance of their consent.

Audit-Related Fees. The aggregate fees billed by Vitale, Caturano & Company for assurance and related services that were reasonably related to the performance of the outside auditor’s audit or review of the Company’s financial statements for fiscal years 2004 and 2003 were approximately $1,200 and 0, respectively. The fees incurred during 2004 related to consultations relating to financial accounting.

Tax Fees. The aggregate fees billed by Vitale, Caturano & Company for professional services rendered for tax compliance, tax advice and tax planning for the Company for fiscal years 2004 and 2003 were approximately $7,500 and $0, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries. The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the Company for fiscal year 2003 were zero.

All Other Fees. No fees were billed by either Vitale, Caturano & Company or Grant Thornton for products and services provided other than those otherwise described above for fiscal years 2004 and 2003.

Pre-Approval

It is the policy of the Audit Committee to pre-approve the audit and permissible non-audit services performed by the Company’s independent accountants. In fiscal year 2004, the Audit Committee pre-approved all such services performed by Vitale, Caturano & Company, Ltd.

Ratification

Stockholder ratification of the appointment of independent auditors is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting and entitled to vote shall be required for the ratification of the selection of independent auditors. Thus, abstentions and broker non-votes will not be included in the totals, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF VITALE, CATURANO & COMPANY, LTD. AS AUDITORS FOR FISCAL YEAR 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 10, 2004, the beneficial ownership of Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) the nominee and current directors of the Company, (iii) the named executive officers of the Company, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class
Mitchell B. Briskin	10,178(2)	*

Carl H. Guild, Jr.	317,186(3)	19.0%

Robert T. Lessard	11,853(4)	*

Thomas E. Peoples	10,728(5)	*

Michael P. Malone	73,335(6)	5.1%

All current directors and executive officers as a group (5 persons)	423,280(7)	24.1%

*	Holds less than 1% of the outstanding Common Stock.
(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of December 10, 2004 upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of Messrs. Briskin, Guild, Lessard, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.
(2)	Includes an aggregate of 5,000 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(3)	Includes an aggregate of 310,833 shares issuable upon the exercise of stock options.
(4)	Includes an aggregate of 5,000 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(5)	Includes an aggregate of 4,000 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.

(6)	Includes an aggregate of 70,833 shares issuable upon the exercise of stock options.
(7)	Includes an aggregate of 395,666 shares of Common Stock issuable upon the exercise of stock options.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

It is currently contemplated that the Company’s 2006 Annual Meeting of Stockholders will be held on February 13, 2006. Proposals of stockholders for inclusion in the Proxy Statement and form of proxy must be received by the Company at its principal executive offices no later than September 10, 2005, and must comply with the applicable requirements of federal securities laws. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof at least 45 days prior to the first anniversary of the date of mailing of this year’s proxy materials, as set forth on the first page of this Proxy Statement, or November 23, 2005. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

EXPENSES AND SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be personally made by directors, officers, and regular employees of the Company, by telephone, telegraph, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

ADDITIONAL INFORMATION

The Company will provide, upon written request and without charge to each stockholder entitled to a vote at the Meeting, a copy of the Company’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended September 25, 2004. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

APPENDIX

TECHNICAL COMMUNICATIONS CORPORATION

AMENDED 2001 STOCK OPTION PLAN

1. Purpose of the Plan. The purposes of this 2001 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Directors and Consultants of the Company and to promote the success of the Company’s business.

Options granted hereunder may be either Incentive Stock Options or Non-statutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

2. Definitions. As used herein, the following definitions shall apply:

a) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee has been appointed.

b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

c) “Common Stock” shall mean the Common Stock, $.10 par value, of the Company.

d) “Company” shall mean Technical Communications Corporation, a Massachusetts corporation.

e) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

f) “Consultant” shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services.

g) “Continuous Status as an Employee, Consultant or Director” shall mean the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

h) “Director” shall mean any director of the Company.

i) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

j) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

k) “Non-statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

l) “Option” shall mean a stock option granted pursuant to the Plan.

m) “Option Agreement” shall mean the terms and conditions of an Incentive Stock Option or a Non-statutory Stock Option, as the case may be, as set forth in an agreement between the Company and the Optionee.

n) “Optioned Stock” shall mean the Common Stock subject to the Option.

o) “Optionee” shall mean an Employee, Consultant or director who receives an Option.

p) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

q) “Plan” shall mean this 2001 Stock Option Plan.

r) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

s) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares of Common Stock for which Options may be granted under the Plan is 450,000 shares of Common Stock. The Shares may be authorized, but unissued or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

4. Administration of the Plan.

a) Procedure. This Plan shall be administered by the Board of Directors of the Corporation. The Board may, from time to time, delegate any of its functions under this plan to one or more Committees. All references in this Plan to the Board shall also include the Committee or Committees, if one or more have been appointed by the Board. From time to time, the Board may increase the size of the Committee or committees and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee or committees and thereafter directly administer the Plan. No member of the Board or a committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it. If a Committee is appointed by the Board, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members. The Board may delegate the power to select Directors and officers to receive Options under the Plan, and the timing, pricing and amount of such Options to a Committee, all members of which shall be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Non-statutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees, Consultants or Directors to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility

a) Non-Statutory Stock Options may be granted only to Employees, Consultants, or Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Director, who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

b) Neither the Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment, consulting relationship or directorship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, consulting relationship or directorship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter terms as may be provided in the Option Agreement. The term of each Option that is not an Incentive Stock Option shall be determined by the Board and set forth in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Option Agreement.

8. Exercise Price and Consideration.

a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following: In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock possessing more than ten (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

In the case of an Incentive Stock Option granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

b) Fair Market Value. The fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Chapter 156B of the Massachusetts Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Procedure for Exercise of Option; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however,

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise in the form required by the Option Agreement has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidence such Shares, no right to vote or receive dividends or any other right as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. Upon receipt by the Company of written notice of exercise of the Option in the form required by the Option Agreement and full payment for the Shares with respect to which the Option is exercised, the Optionee shall be deemed to be the holder of record of the Shares, notwithstanding that certificates representing such Shares shall not then be actually issued and delivered to the Optionee. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.

10. Certain Events Affecting Exercisability of Incentive Stock Options.

a) Termination of Status as an Employee, Consultant or Director. With respect to Incentive Stock Options, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Director (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination being made at the time of grant of the Option) after such event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Director (as the case may be) (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Option Agreement), exercise their Incentive Stock Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Incentive Stock Option at the date of such termination, or if the Optionee does not exercise such Incentive Stock Option (which the Optionee was entitled to exercise) within the time specified herein, the Incentive Stock Option shall terminate.

b) Disability of Optionee. With respect to Incentive Stock Options, notwithstanding the provisions of Section 10(a) above, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Director (as the case may be) as a result of such Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination being made at the time of grant of the Incentive Stock Option) from the date of termination (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Option Agreement), exercise the Incentive Stock Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Incentive Stock Option at the date of termination, or if the Optionee does not exercise such Incentive Stock Option (which the Optionee was entitled to exercise) within the time of specified herein, the Incentive Stock Option shall terminate.

c) Death of Optionee. With respect to Incentive Stock Options, notwithstanding the provisions of Section 10(a) above, in the event of the death of an Optionee:

i. who is at the time of their death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Incentive Stock Option, the Incentive Stock Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Incentive Stock Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Director six (6) months after the date of death; or

ii. which occurs within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination being made at the time of grant of the Incentive Stock Option) after the termination of Continuous Status as an Employee, Consultant or Director, the Incentive Stock Option may be exercised, at any time within Six (6) months following the date of death (but in no event later than the date of expiration of the term of such Incentive Stock Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Incentive Stock Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. Non-Transferability of Options. An Option may not be sold, pledged, assigned hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected” without receipt of consideration. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation where the Company is not the surviving corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, Consultant or Director to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 18 of the Plan:

i. any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan;

ii. any change in the designation of the class of person eligible to be granted Options; or

iii. any material increases in the benefit accruing to participants under the Plan.

b) Shareholder Approval. If any amendment requiring shareholder approval under Section 14(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 18 of the Plan.

c) Effects of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the so-called state “blue sky” or securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investments and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Option Agreement. Options shall be evidenced by written option agreements (each an “Option Agreement”) in such form as the Board shall approve. The Option Agreement for each Nonstatutory Stock Option granted hereunder shall provide that such Option will not be treated as an Incentive Stock Option.

18. Shareholder Approval.

a) Continuance of the Plan shall subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it must be obtained by the affirmative note of the holders of a majority of the outstanding shares of the Company and shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 18(a) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder to an officer or director, do the following:

i. furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

ii. file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

ANNUAL MEETING OF STOCKHOLDERS OF

TECHNICAL COMMUNICATIONS CORPORATION

February 7, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN

1. Elect one Class II Director to serve on the Board of Directors for a term of three years expiring at the 2008 Annual Meeting of Stockholders;

2.         Amend the Articles of Organization of the Company (as amended and restated to date) to increase the number of authorized shares of Common Stock ($.10 par value) of the Company by 3,500,000 shares from 3,500,000 to 7,000,000 shares;

			☐	☐	☐
☐ FOR	NOMINEES: Robert T. Lessard Class II Director

☐ WITHHOLD AUTHORITY

3.         Amend the Articles of Organization of the Company (as amended and restated to date) to authorize 1,000,000 shares of preferred stock ($.10 par value) with “blank check” authority vested in the Board of Directors with respect to such shares;

			☐	☐	☐

4.         Amend the Technical Communications Corporation 2001 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares from 350,000 to 450,000 shares;

			☐	☐	☐

		5. Ratify the appointment of Vitale, Caturano & Company, Ltd. as auditors for the Company for the fiscal year ending September 24, 2005; and	☐	☐	☐

		6. Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.	☐	☐	☐

The Board of Directors knows of no other matters to be presented at the Meeting.

Only stockholders of record of the Company at the close of business on December 10, 2004 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.

Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                                                           Date:                              Signature of Stockholder                                                       Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TECHNICAL COMMUNICATIONS CORPORATION

Proxy for Annual Meeting of Stockholders - February 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CARL H. GUILD, JR. and DAVID A. WHITE, or either of them, proxies of the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in TECHNICAL COMMUNICATIONS CORPORATION at the Annual Meeting of Stockholders to be held at 10:00 a.m. on February 7, 2005, and at any adjournments thereof. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR all proposal items. Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope.

(Continued and to be signed on the reverse side)